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Independent auditors' consent

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The board and shareholders
        IDS California Tax-Exempt Trust
        IDS Special Tax-Exempt Series Trust


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


KPMG Peat Marwick LLP


Minneapolis, Minnesota
August 28, 1997